SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549





                                    Form 8-K





                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




  Date of report (Date of earliest event reported):  November 15, 1999





                          THE EARTHGRAINS COMPANY
             (Exact Name of Registrant as Specified in its Charter)




                                    Delaware
                 (State or Other Jurisdiction of Incorporation)




          1-7554                                       36-3201045
   (Commission file Number)               (I.R.S. Employer Identification No.)


8400 Maryland Avenue, St. Louis, Missouri                63105
(Address of Principal Executive Offices)               (Zip Code)


                                 (314) 259-7000
              (Registrant's Telephone Number, Including Area Code)

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5.  Other Events

    The Earthgrains Company announced on November 15, 1999 that it entered into an agreement to acquire Metz Baking Co. for $625 million that will add markets and brands in the upper Midwest. The acquisition will make Earthgrains, which will retain its market-share leadership in its territory, the nation's second-largest fresh packaged bread and baked goods producer serving half the U.S. population.

    Metz Baking Co., a subsidiary of Specialty Foods Corp. of Deerfield, Ill., is projected to have sales of approximately $600 million this year. The company operates 21 bread and specialty bakeries and serves all or parts of 18 states. Earthgrains, which has 42 U.S. bread bakeries, had global sales of more than $1.9 billion in the fiscal year that ended in March.

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    The acquisition is expected to be dilutive to earnings in the first year but will be accretive to earnings in the second year.

    Earthgrains will initially finance the all-cash transaction using a new committed bridge facility and an existing credit facility. Earthgrains plans to later refinance this transaction in a manner consistent with its objective to maintain an investment-grade debt rating and access to commercial paper.

    Metz Baking is the branded market-share leader in its geography, including market-leading positions in Chicago, Milwaukee, and Minneapolis and strong positions in Detroit and Salt Lake City.

    Metz-owned brands include Old Home and Master. The company also bakes products under franchised brands, including Holsum, Taystee, Pillsbury, Healthy Choice, Roman Meal, Country Hearth, and Sunbeam.

    Earthgrains is the branded market-share leader in its geography, serving all or parts of 26 states in the Southeast, South, Midwest, Southwest, and central and northern California. The company offers a full line of bread, buns, rolls, bagels, and snack cakes across the popular, premium and superpremium categories. Leading company-owned brands include Colonial/Rainbo, IronKids, Grant's Farm, Earth Grains and Break Cake, and franchise brands include Sunbeam, Country Hearth, Roman Meal, and Sun*Maid.

    Earthgrains will introduce several of its value-added products, such as IronKids Bread and Earth Grains shelf-stable bagels and superpremium breads, to the new geography.

    Metz Baking operates 1,550 direct-store delivery routes and has 6,900 employees. Earthgrains has 3,500 direct-store delivery routes and has 15,400 employees in the United States.

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                      Metz Baking Co. Acquisition Agreement
                                   Fact Sheet

                                                   Earthgrains Company
                         Metz Baking Co.           U.S. Bakery Products
                         ---------------           --------------------

Geography            Upper Midwest and Utah      Southeast, South, Midwest,
                                                 Southwest, central and
                                                 northern California

Number of Bakeries            21                           42

Top Company Brands   Old Home, Master            Colonial/Rainbo, IronKids,
                                                 Grant's Farm, Earth Grains,
                                                 Break Cake

Top Franchise        Holsum, Healthy Choice,     Roman Meal, Country
Brands               Roman Meal, Country         Hearth, Sunbeam,
                     Hearth, Taystee,            Sun*Maid
                     Pillsbury, Sunbeam

Primary Products     Fresh packaged bread,       Fresh packaged bread,
                     buns, rolls and sweet       buns, rolls, bagels, and
                     goods                       snack cakes

Direct-store                1,550                       3,500
Delivery Routes

Bakery Locations     Illinois: Chicago,          Alabama: Birmingham,
                      Rockford, Rock Island       Dothan, Fort Payne,
                     Iowa: Dubuque, Sioux         Huntsville, Mobile
                      City                       Arizona: Phoenix,
                     Michigan: Detroit,           Tucson
                      Grand Rapids, Marquette    Califonria: Fresno,
                     Minnesota: Fergus Falls,     Oakland, Sacramento,
                      Roseville (Minneapolis-     San Luis Obispo (2),
                      St. Paul)                   Stockton
                     Nebraska: Beatrice,         Colorado: Denver,
                      Hastings, Bellevue          Grand Junction
                      (Omaha), South Sioux       Georgia: Atlanta,
                      City                        Rome
                     South Dakota: Sioux         Iowa: Des Moines
                      Falls, Watertown           Kansas: Hutchinson,
                     Utah: Salt Lake City         Wichita
                     Wisconsin: Eau Claire,      Kentucky: London,
                      La Crosse, Madison,         Louisville,
                      Milwaukee                   Owensboro
                                                 Mississippi: Meridian
                                                 Missouri: Springfield
                                                 New Mexico:
                                                  Albuquerque (2)
                                                 North Carolina: Valdese
                                                 Oklahoma: Oklahoma
                                                  City
                                                 South Carolina:
                                                  Orangeburg
                                                 Tennessee: Chattanooga,
                                                  Knoxville, Memphis,
                                                  Nashville
                                                 Texas: Dallas, El Paso,
                                                  Harlingen, Houston,
                                                  Lubbock, Paris, San
                                                  Antonio
                                                 West Virginia:
                                                  Huntington

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereby duly authorized.

                                    THE EARTHGRAINS COMPANY
                                    (Registrant)


                                    By:  /S/ MARK H. KRIEGER
                                         Mark H. Krieger
                                         Vice President and
                                         Chief Financial Officer

Date:  November 18, 1999

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